Exhibit 99.5

Consent of Wells Fargo Securities, LLC

[Letterhead of Wells Fargo Securities, LLC]

April 24 , 2012

Board of Directors
Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938-3987

Re: Amendment No. 3 to Registration Statement on Form S-4 of Consolidated Communications Holdings, Inc. (“Consolidated”) (File No. 333-180407)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated February 5, 2012, with respect to the fairness, from a financial point of view, to Consolidated of the Merger Consideration to be paid pursuant to the Agreement. Terms used but not defined herein have the meaning given such terms in the opinion letter.

The foregoing opinion letter is provided solely for the information and use of the Board of Directors of Consolidated in connection with its evaluation of the transactions contemplated therein and is not to be used or relied upon for any other purpose, nor is it to be disclosed, summarized, excerpted from, or otherwise publicly referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Consolidated has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the following captions: “Summary—Opinion of Financial Advisor to Consolidated”, “The Mergers—Background of the Mergers” and “The Mergers— Opinion of Financial Advisor to Consolidated” and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned version of the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used or relied upon for any other purpose, nor is it to be disclosed, summarized, excerpted from, or otherwise publicly referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wells Fargo Securities, LLC

(WELLS FARGO SECURITIES, LLC)